Exhibit 10.14

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”), is entered into by and between Auxilium Pharmaceuticals, Inc. (“Auxilium”), a company incorporated under the laws of Delaware with offices at 40 Valley Stream Parkway, Malvern, PA 19335, USA, and Ipsen Pharma GmbH (“Ipsen”), a company incorporated under the laws of Germany having a registered office at Einsteinstrasse 30, D-76275 Ettlingen Handelregister HRB Nr 1552 E, Karlsruhe.

WHEREAS, Auxilium and Ipsen (the “Parties”) have entered into a license and distribution agreement relating to Testim 1% testosterone gel dated March 26, 2004 (the “License Agreement”), a supply agreement dated September 30, 2004 (the “Supply Agreement”), a technical agreement dated September 30, 2004 (the “Technical Agreement”) and a pharmacovigilance agreement dated October 4, 2004 (the “Pharmacovigilance Agreement; and

WHEREAS, the Parties previously entered into Amendment No. 1 to the License Agreement on or about August 2, 2004, Amendment No. 2 on or about September 2, 2004, Amendment No. 3 on or about October 19, 2004, and Amendment No. 4 on or about February 1, 2008; and

WHEREAS, Auxilium and Ipsen now mutually desire to terminate the License Agreement, the Supply Agreement and Technical Agreement and to amend the Pharmacovigilance Agreement :

THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS

1.1	“Termination Agreement” shall have the meaning ascribed to it in the Recitals.

1.2	“Effective Date” as used in this Termination Agreement shall mean the last date of signing of this Termination Agreement.

1.3	“License Agreement” shall mean the License and Distribution Agreement between Auxilium and Ipsen relating to Testim 1% testosterone gel and dated March 26, 2004, as amended.

1.4	“Marketing Authorizations” shall mean the Marketing Authorizations as defined in the License Agreement and listed in Appendix A of this Termination Agreement.

1.5	“Notification Date” means the date upon which Auxilium notifies Ipsen of the identity of the third party to whom Ipsen shall transfer the Marketing Authorizations (the “Transferee”).

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1.6	“Termination Date” means the first to occur of either (a) the Transfer Date of the last Marketing Authorization from Ipsen to Auxilium or Transferee, or (b) two (2) years from the Effective Date.

1.7	“Transfer Date” shall mean, on a country-by-country basis, the date on which the transfer of the Marketing Authorization to Auxilium or the Transferee is completed.

1.8	“Transferee” mean a third party designated by Auxilium to be appointed Marketing Authorizations holder.

1.9	“Transition Period” means the period of time beginning on the Notification Date and ending on the Termination Date.

All other capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

2. TERMINATION OF LICENSE AGREEMENT, SUPPLY AGREEMENT AND TECHNICAL AGREEMENT

2.1 Termination

(a) Except as amended under this Termination Agreement as of the Effective Date, the License Agreement, the Supply Agreement and the Technical Agreement shall continue to be effective between the Parties until the Termination Date. At the Termination Date, the License Agreement, the Supply Agreement and the Technical Agreement shall be terminated except for the clauses which shall survive pursuant to Section 9 of this Termination Agreement.

(b) As of the date of receipt by Ipsen of the Upfront Payment as set forth in Section 3 (a) of the Termination Agreement, the definition of “Territory” shall be amended so that the only countries included in the Territory will be: Germany, United Kingdom, Italy, Spain, Greece, Belgium, Netherlands, Sweden, Finland, Norway, Denmark, Iceland, Ireland, Luxembourg, and Portugal.

2.2 Transition Activities; Cooperation

(a) As of the Effective Date and until the end of the Transition Period, on a country-by-country basis, the Parties shall continue to be bound by the terms of the License Agreement, the Supply Agreement and the Technical Agreement as may be amended by this Termination Agreement, for each country where the Marketing Authorization has not yet been transferred to Transferee. On the Transfer Date in each country, that country will be removed from the definition of Territory in the License Agreement and the Supply Agreement, without the necessity of further amendment.

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(b) Auxilium will notify Ipsen of the designation of the Transferee as soon as possible (“Notification Date”), but not later than six (6) months after the Effective Date.

(c) After the Notification Date, the transfer of Marketing Authorizations shall commence and proceed as provided in Section 5 below; provided, however that in the event Auxilium fails to designate a Transferee within six (6) months after the Effective Date, all Marketing Authorizations not yet transferred shall be transferred directly to Auxilium.

(d) Each Party shall bear its internal costs during the Transition Period including costs incurred as a result of the transference of the Marketing Authorizations. Transferee (or Auxilium) shall bear all external costs relating to the transfer of the Marketing Authorizations including any variation of the Marketing Authorizations necessary to implement the transfer of the Marketing Authorizations and the related obligations of the holder of the Marketing Authorizations including without limitation, changes in batch release site and changes in analytical testing. Auxilium shall pay to Ipsen or cause the Transferee to pay to Ipsen any invoices evidencing such external costs within thirty (30) days from receipt from Ipsen.

2.3 Transitional Commercial Obligations

(a) As of the Effective Date and until the end of the Transition Period, and on a country-by-country basis:

i.	Ipsen shall continue to sell the Product, recognize revenues and pay royalties to Auxilium corresponding to Net Sales made until the Transfer Date under the terms and conditions of the License Agreement as may be amended by this Termination Agreement; and

ii.	Auxilium shall supply the Product to Ipsen under the terms and conditions of the Supply Agreement as may be amended by this Termination Agreement.

(b) After the Transfer Date, Transferee and/or Auxilium shall solely be responsible for manufacturing, importing, promoting and selling the Product to third parties for orders placed before the Transfer Date but not yet delivered by Ipsen and for orders placed after the Transfer Date.

(c) At the Transfer Date, and on a country-by-country basis, Ipsen shall sell to Auxilium, and Auxilium shall purchase from Ipsen, Ipsen’s existing inventory of Product with a minimum shelf life of [**] (the “Remaining Inventory”) at a price of $[**] per unit; provided, however, that Auxilium shall only purchase Remaining Inventory if the

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sale of the Remaining Inventory by Transferee is not prohibited by applicable laws or regulations. Auxilium shall deliver to Ipsen Product ordered by Ipsen after the Effective Date with a shelf life of no less than [**]. Ipsen may deliver the Remaining Inventory purchased by Auxilium directly to the Transferee, at Auxilium’s cost.

(d) Ipsen shall be responsible for batch release and supply for orders received in countries where Ipsen still holds the Marketing Authorization until the Transfer Date. Transferee shall be responsible for batch release and supply after the Transfer Date on a country by country basis and subject to the approval of the variation set forth in Section 5.3 (a). Auxilium shall use its commercially reasonable effort to either (i) act as batch release site, (ii) hire a contractor that will provide for interim batch release services during the Transition Period, or (iii) enter into an agreement with a Transferee that will provide for interim batch release services during the Transition Period, as promptly as possible and in any case before the filing of the Type IA variation referred to in Section 5.3 (a). Auxilium, Ipsen and the Transferee shall enter into a quality agreement as promptly as possible after the Effective Date (and no later than 30 days as from the Effective Date) to govern quality issues and responsibilities during the Transition Period (the “Quality Agreement”).

(e) Ipsen authorizes Auxilium or Transferee to use, market, sell and distribute the Remaining Inventory purchased from Ipsen pursuant to this Section with Ipsen’s packaging and marks for a period of up to six (6) months after the Transfer Date, to the extent such use, market, sale or distribution is allowed by applicable law and regulation.

(f) Auxilium, Ipsen and Transferee will form a joint committee to manage the successful and prompt transition of the marketing, sale and distribution of the Product from Ipsen to Transferee (the “Transition Committee”). The Transition Committee shall not have the right to amend this Termination Agreement. Any decision of the Transition Committee shall be taken unanimously. The Transition Committee shall conduct regular telephone conference meetings to exchange status updates and to discuss strategy.

2.4 Transitional Financial Obligations

(a) Product Returns.

(i) Ipsen will be responsible for issuing credits or other forms of reimbursement, at its own expense, in connection with all Product sold in a country by Ipsen prior to Transfer Date for that country which is returned after the Transfer Date, and shall process and issue credits (or render reimbursement in such other form as Ipsen may determine) for all such returned Product in accordance with Ipsen’s standard policy of product returns.

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(ii) Auxilium or Transferee shall be responsible for issuing credits or other forms of reimbursement, at its own expense, in connection with all Product sold in a country by Auxilium or Transferee after the Transfer Date, and shall process and issue credits for all such returned Product in accordance with Auxilium’s or Transferee’s standard policy of product returns.

(b) Government Rebates.

Ipsen will be responsible for all rebates pursuant to any government rebate programs with respect to government claims for the Product sold by Ipsen before the Transfer Date.

(c) Commercial Rebates.

Ipsen will be responsible for all rebates with respect to the Product sold by Ipsen before the Transfer Date which are owed to any managed care provider, wholesaler or retailer with whom Ipsen had entered into a commercial rebate agreement, and Ipsen shall process and issue any such rebate.

(d) Chargeback Claims.

Ipsen shall be solely responsible for all chargeback claims for the Product sold by Ipsen before the Transfer Date to the extent a chargeback invoice with respect to each such claim is dated (i.e. date of sale from the wholesaler to the wholesaler customer) prior to Transfer Date.

(e) Mutual Expectations Regarding Product Returns.

The Parties anticipate that it is likely that by December 31, 2009, Ipsen will have complied with any financial obligations it has under Section 9.10 of the License Agreement in respect of Product returns.

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3. PAYMENTS

Auxilium shall make the following payments to Ipsen in full and complete satisfaction of all financial obligations under the Termination Agreement (with the exception of those obligations set forth herein). Auxilium shall make such payment by wire transfer of immediately available funds to an account designated in writing by Ipsen.

Auxilium agrees to pay Ipsen:

(a)	$750,000 (US dollars) as an up-front payment within fifteen (15) days of the Effective Date (the “Upfront Payment”);

(b)	$[**] (US dollars) within thirty (30) days of the Transfer Date of the Marketing Authorizations for each of the following countries: [**] (total $[**]); and

(c)	$[**] (US dollars) within thirty (30) days of the Transfer Date of the Marketing Authorizations for each of the following countries: [**] (total $[**]); and

(d)	$[**] (US dollars) within thirty (30) days of the Transfer Date of the Marketing Authorizations for each of the following countries: [**] (total $[**]); and

(e)	$[**] (US dollars) within thirty (30) days of the Transfer Date of the Marketing Authorizations for each of the following countries: [**] (total $[**]).

All amounts shown in the Termination Agreement are stated net and exclude any sales, turnover, income, revenue, value added or other taxes levied on account of or in connection therewith.

4. INTELLECTUAL PROPERTY / PRODUCT DOCUMENTATION

4.1 Ownership of Intellectual Property. Any right, title or interest in any intellectual property rights relating directly to the Product owned by Ipsen and developed, conceived or reduced to practice by Ipsen during the Term (“IP Rights”) shall be assigned to Auxilium, and in the event that Ipsen becomes aware of the existence of any such IP Rights, it will provide prompt written notice to Auxilium of same, including without limitation, a written description of such IP Rights.

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4.2 Product Documentation. Ipsen shall provide to Auxilium within sixty (60) days of Effective Date copies of select promotional materials as examples of the promotional activities conducted by Ipsen during the Term; provided, however that neither Auxilium nor the Transferee shall use these promotional materials without Ipsen’s consent.

5. REGULATORY, QUALITY AND PHARMACOVIGILANCE

5.1 Transfer of Marketing Authorizations:

(a)	Subject to applicable European Union laws and regulations, Ipsen shall use reasonable commercial efforts to hold the Marketing Authorizations in its name until such Market Authorizations have been transferred to Auxilium or Transferee on a country by country basis.

(b)	Ipsen, Auxilium and Transferee shall cooperate to expeditiously transfer all Marketing Authorizations, as well as all regulatory, and pharmacovigilence documents deemed necessary for continuation of Product sale and maintenance of each Marketing Authorization in the Territory.

(c)	Auxilium shall (and shall cause the Transferee to) use its best efforts to assist Ipsen in transferring all the Marketing Authorizations in a timely manner. It is the intent of Auxilium and the Transferee that all Marketing Authorizations be transferred to the Transferee.

(d)	After the Notification Date, and subject to Ipsen having been provided sufficiently in advance with all relevant information required to file the Marketing Authorizations transfers in each country by Auxilium and/or Transferee, Ipsen shall take all necessary measures within its control to transfer the Marketing Authorizations (i) for [**], each within [**] of the Notification Date and (ii) [**] within [**] of the Notification Date. Ipsen shall not be responsible for any delay in the transfer of the Marketing Authorization(s) caused by Regulatory Authorities, Auxilium, Transferee or by any other causes which are not within Ipsen’s control. If the Transfer Dates for [**] are beyond the [**] period, or [**] beyond the [**] period, as a result of such delays by Regulatory Authorities, then these periods shall be extended by the amount of time attributable to such delays.

(e)	In the event that the requested transfer of any Marketing Authorization is denied by a Regulatory Authority, the Parties will discuss in good faith the appropriate measures to be taken.

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(f)	The Parties acknowledge that the use of the dossier to support a second round of MRP applications for the product and any information contained therein, including any update of such documentation, will be made solely by Transferee (or Auxilium) at Transferee’s (or Auxilium’s) costs.

5.2 Pharmacovigilance:

(a)	Auxilium and Ipsen shall promptly execute an amended pharmacovigilance agreement (the “Amended PV Agreement”) which shall provide for each Party’s obligations in terms of safety data reporting procedures along the following lines:

(i)	During the Transition Period and before the Transfer Date on a country by country basis, Ipsen shall perform case collection and individual case reporting

(ii)	After the Transfer Date, on a country by country basis, Auxilium and Transferee shall be solely responsible for all pharmacovigilance obligations and more particularly with case collection and individual case reporting

(iii)	Ipsen shall transfer copies of the non-US source documentation from the case files to Auxilium or Transferee within thirty (30) days of the Transfer Date, (or within sixty (60) days of Termination Date).

(iv)	After the Transfer Date, Ipsen shall promptly (and in any event, in reasonably sufficient time to allow Auxilium to make any filings with, or notification to, governmental authorities within the time periods required by law) notify Auxilium if Ipsen receives a complaint or a report of an adverse drug experience in respect of the Product. In addition, Ipsen shall cooperate with Auxilium’s reasonable requests and use Commercially Reasonable Efforts to assist Auxilium in connection with the investigation of, and response to, any complaint or adverse drug experience related to Product sold by Ipsen.

5.3 Quality

(a)	Subject to Ipsen having been provided sufficiently in advance with all relevant information required to file such variation by Auxilium and/or Transferee and in particular the batch release site for release of the Product after the Transfer Date as per Section 2.3 (d), Ipsen shall expeditiously file a Type IA variation, with all relevant European Union Regulatory Authorities naming Transferee (or its contractor) as an alternative EU batch release site for the Product.

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(b)	Within one (1) month of the Termination Date, Auxilium shall cause the Transferee to submit a Type IA variation to the appropriate Regulatory Authorities through the MRP process to remove Ipsen as a batch release site for the Product.

(c)	Auxilium shall cause Transferee to exert its Commercially Reasonable Efforts to appoint as promptly as possible (and in any case within thirty (30) days of the Notification Date) [**] (or a third party of Transferee’s choice) to undertake analytical testing of the Product to the EU release Specification on import to the European Union. If Transferee or Auxilium do not appoint [**] to undertake analytical testing of the Product, the holder of the Marketing Authorization on a country by country basis shall file a Type IA variation with the relevant European Union Regulatory Authorities appointing a third party of Transferee’s choice to undertake analytical testing of the Product.

(d)	Ipsen will continue to be responsible for batch release in each country where Ipsen is commercializing the Product until (i) a Type IA variation adding Transferee (or its contractor) as an alternative site of batch release has been completed, and (ii) the Transfer Date has occurred. Thereafter, Transferee will be responsible for batch release in each such country.

5.4 Regulatory

(a)	Within thirty (30) days of the Effective Date, Ipsen shall deliver to Auxilium copies of the following:

1.	Authenticated copies by Ipsen of current Marketing Authorizations. Authenticated shall mean stamped, signed and dated by the respective Ipsen regulatory Manager as being a genuine copy of the original;

2.	Authenticated copies by Ipsen of all variation approval letters to the current Marketing Authorization for the Reference Member State. Authenticated shall mean stamped, signed and dated by the respective Ipsen regulatory Manager as being a genuine copy of the original;

3.	Copy of approved SmPC, PIL, Packaging Text (Word and Pdf)

4.	Electronic copy of draft previously updated dossier [**] (Word and pdf)

(b)	Within forty-five (45) days of each Transfer Date, Ipsen shall deliver to Auxilium originals of files and documents in Ipsen’s possession or control as of such date relating to the Marketing Authorization in the Territory, and other relevant information in Ipsen’s possession or control as of such date necessary to maintain compliance with Regulatory Authorities in the Territory listed below (hereinafter “Records”):

Regulatory:

1.	Marketing Authorization and all submission and approval documents for all variations

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2.	All correspondence with national agencies, including any agency meetings and briefing packages

3.	All safety submissions (single case and periodic reports) and associated agency correspondence

Quality Affairs:

1.	Annual Product quality reports

2.	Information on customer complaints and related correspondence for the Product in Ipsen’s possession

3.	All correspondence with any national agencies on quality related matters, including copies of all inspection reports and correspondence relating to the Product

(c)	[**]

(d)	Communication with Regulatory Authorities;. During the Transition Period: (i) Auxilium or Transferee shall have the right and opportunity to review, approve at its sole discretion, or comment on all actions, conduct and communications with Regulatory Authorities in the Territory, including filings, reports (including adverse drug experience reports) before they are filed; (ii) Ipsen will promptly notify Auxilium’s Regulatory Affairs department in accordance with applicable laws and regulations, and in reasonably sufficient time to allow Auxilium or Transferee to make any required filings with, or notification to, Regulatory Authorities within the time periods required by law, of any inquiry (written or verbal) received by Ipsen related to any of the foregoing, including without limitation any inquiry received by Ipsen with respect to the Product (either commercial drug product or commercial samples) bearing Ipsen’s name on the container-closure; and (iii) Ipsen shall cooperate with Auxilium’s or Transferee’s reasonable requests and use commercially reasonable efforts to assist Auxilium or Transferee in connection with any of the foregoing.

(e)	Recalls.

(i)	From the Effective Date and until the Transfer Date in each country, any recalls shall be made in accordance with the terms of the License Agreement.

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(ii)	From and after the Transfer Date in each country, the holder of the Marketing Authorization shall be solely responsible for the conduct of, and shall bear all costs and expenses in connection with, any recalls of the Product in the Territory (whether sold before or after the Effective Date); provided, however, that to the extent that any such recall is attributable to Product sold by Ipsen or its Affiliates prior to the Transfer Date, then costs and expenses shall be governed by the License Agreement. Each Party promptly (and in any event within the time periods required by law) shall notify the other Party in the event that the notifying Party becomes aware that a recall of Product sold by Ipsen is necessary.

6. Restriction relating to Auxilium Know-How

In order to protect Auxilium’s Confidential Information and know-how, which was shared with Ipsen pursuant to the License Agreement, Ipsen agrees that until the Transfer Date on a country-by-country basis and for a period of [**] thereafter, Ipsen shall not, and shall cause its Affiliates not to promote, market, sell or distribute any Competing Product in countries where Ipsen formerly marketed, sold or distributed Testim. For clarity, Competing Product is defined in the License Agreement.

7. Mutual Releases

7.1 Ipsen

(a)	As from the Termination Date, and provided that the transitional obligations of the Parties described in this Termination Agreement are observed and performed by each Party during the Transition Period, and subject to Ipsen’s rights to indemnification pursuant to Section 17 of the License Agreement and paragraph (b) of this Section, Ipsen hereby releases and forever discharges Auxilium, any Affiliate, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, successors, and assigns from any and all debts, liabilities, obligations, promises, covenants, contracts, endorsements, bonds, controversies, actions, causes of action, judgments, damages, expenses, claims and demands of any nature whatsoever, known or unknown, fixed or contingent, in law or in equity, which against Auxilium, Ipsen had, or now has, or hereafter can, shall or may have jointly, severally, or in the alternative, for, or by reason of, any matter or cause whatsoever arising from or related in any manner whatsoever to the License Agreement or Termination Agreement.

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(b)	Auxilium shall indemnify and hold Ipsen harmless from and against any and all loss, including, without limitation, court costs and reasonable attorneys’ fees and expenses regardless of outcome, arising out of any and all governmental or private actions based upon Auxilium’s or the Transferee’s storage, handling, promotion, sale and distribution of the Product by Auxilium, the Transferee or their affiliates, agents or contractors after the Transfer Date, on a country by country basis, except if, and to the extent that, any such loss is related in any way to the gross negligence or willful malfeasance of Ipsen, its Affiliates or Sub-licensee(s).

7.2 Auxilium

As from the Termination Date, and provided that the transitional obligations of the Parties described in this Termination Agreement are observed and performed by each Party during the Transition Period, and subject to Auxilium’s rights to indemnification pursuant to Section 17 of the License Agreement, Auxilium hereby releases and forever discharges Ipsen, any Affiliate, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, successors, and assigns from any and all debts, liabilities, obligations, promises, covenants, contracts, endorsements, bonds, controversies, actions, causes of action, judgments, damages, expenses, claims and demands of any nature whatsoever, known or unknown, fixed or contingent, in law or in equity, which against Ipsen, Auxilium had, or now has, or hereafter can, shall or may have jointly, severally, or in the alternative, for, or by reason of, any matter or cause whatsoever arising from or related in any manner whatsoever to the License Agreement or Termination Agreement.

8. Announcements

The Parties agree that Auxilium will disclose this Termination Agreement via SEC filing on or before the fourth Business Day following the Effective Date, and Ipsen shall not announce or disclose this Termination Agreement until after Auxilium has done so. Ipsen and Auxilium agree to provide each other with a draft copy of all announcements and press releases related to this Termination Agreement with adequate time to review, comment and approve. Such approval shall not be unreasonably withheld. The Parties agree not to take any action, or make or publish or cause others, including but not limited to, their respective officers, directors, employees, sales representatives and agents, to make or publish, any statement, whether orally or in writing and whether in print, electronic media or otherwise, which is inconsistent with the press releases or which libels, slanders or otherwise defames or disparages the other Party, the Product, its business, management or its services or performance relating to the Product or which portrays the other Party, its business, management or its services or performance relating to the Product in a false or misleading manner.

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Ipsen shall be solely responsible for any and all communication at Ipsen’s discretion relating to this Termination Agreement and the related transfer of Marketing Authorizations towards prescribers with which Ipsen was in contact during the Term.

9. Survival

Any terms of the License Agreement which by their nature extend beyond its performance, expiration or termination (including, without limitation, the Sections listed below) shall survive termination of the License Agreement. In addition, the following specific sections shall survive this termination of the License Agreement:

Sections 7.2.2 and 7.2.3 (Sales Reports for past sales)

Section 9.10 (Product Returns)

Section 10.2 (Royalty Payments for sales made prior to termination of the License Agreement)

Section 10.4 (Taxes)

Section 11 (Audit for sales made prior to the termination of the License)

Section 15 (Confidentiality)

Section 17 (Indemnification)

Section 18 (Insurance)

Section 19 (Force Majeure)

Section 20 (Successors In Interest – Assignment)

10. Entire Agreement

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

This Termination Agreement constitutes the entire agreement between Ipsen and Auxilium with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements, discussions and negotiations. Its terms are contractual and not a mere recital. Ipsen and Auxilium have executed this Termination Agreement voluntarily, after having obtained advice of counsel, and with a full and free understanding of its terms, which may not be changed except by a writing signed by both Ipsen and Auxilium.

If any of the provisions, terms or clauses of this Termination Agreement are declared illegal, unenforceable, or ineffective in a legal forum, those provisions, terms, and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Termination Agreement shall remain valid and binding upon all parties.

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This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement by their duly authorized officers as of the date set forth below.

Auxilium Pharmaceuticals, Inc.		Ipsen Pharma GmbH

By:	/s/ Armando Anido	By:	/s/ Joachim Koops
Print:	Armando Anido	Print:	Joachim Koops
Title:	CEO and President	Title:	General Manager

Date:	November 24, 2008	Date:	November 19, 2008

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Appendix A – Marketing Authorizations

Country	MA Approval Date
United Kingdom	20/06/03
Belgium	20/12/04
Denmark	15/09/04
Finland	28/01/05
Germany	12/08/04
Greece	26/04/05
Iceland	15/09/04
Ireland	22/04/05
Italy	03/11/05
Luxembourg	09/05/05
The Netherlands	09/12/04
Norway	02/12/04
Portugal	28/07/04
Spain	19/11/04
Sweden	19/11/04

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